Exhibit 8.1

Baker & McKenzie LLP 300 East Randolph Street Suite 5000 Chicago, Illinois 60601, USA Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe & Middle East

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Bologna

Brussels

Budapest

Cairo

Düsseldorf

Frankfurt / Main

Geneva

Kyiv

London

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

North & South America

Bogotá

Brasilia

Buenos Aires

Caracas

Chicago

Chihuahua

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre

Rio de Janeiro

San Diego

San Francisco

Santiago

Sao Paulo

Tijuana

Toronto

Valencia

Washington, DC

November 21, 2014

PRIVILEGED AND CONFIDENTIAL

Sotherly Hotels Inc.

Sotherly Hotels LP

410 W. Francis Street

Williamsburg, Virginia 23185

Ladies and Gentlemen:

We have acted as United States tax counsel for Sotherly Hotels Inc., a Maryland corporation (the “Company”) and Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”) in connection with the Operating Partnership’s issuance and sale of its 7% Senior Notes due November 15, 2019 (the “Notes”), in the aggregate principal amount of $25,300,000, fully and unconditionally guaranteed by the Company (the “Note Guarantee”) pursuant to a prospectus (the “Prospectus”) included as part of a registration statement on Form S-3 (File Nos. 333-199256 and 333-199256-01) that was filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 10, 2014 and declared effective by the SEC on November 7, 2014 (which, together with the Prospectus, shall hereinafter be referred to as the “Registration Statement”), as supplemented by a prospectus supplement filed on November 20, 2014 pursuant to Rule 424(b)(5) of the General Rules and Regulations under the Securities Act (the “Prospectus Supplement”).

You have now requested our opinions regarding certain specific U.S. federal income tax matters regarding the Company and the Operating Partnership. In rendering these opinions, we have examined and relied upon, with your consent: (a) the descriptions of the Company, the Operating Partnership, their direct and indirect subsidiaries, and their respective investments, as well as their respective proposed investments, activities, operations and governance, as set forth or incorporated in the Registration Statement and Prospectus Supplement; (b) that certain certificate dated the date hereof (the “Certificate”) delivered to us by the Company and the Operating Partnership, which provides certain representations relevant to these opinions; (c) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 21, 2004, and Amendment No. 1 thereto dated as of April 18, 2011 and further amended by Amendment No. 2 made as of the 2nd day of August, 2013 (said agreement, as so amended, the “Partnership Agreement”); and (d) such other documents, agreements and information as we have deemed necessary for purposes of rendering the opinions contained herein. For purposes of such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the legal capacity of

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natural persons executing such documents, the genuineness of all signatures on originals or copies and that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Our opinions set forth herein are also based on the above assumptions, as well as the assumption that (i) each of the Company and the Operating Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state, (ii) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate, (iii) the facts contained in the Prospectus, the Registration Statement, the Prospectus Supplement and the Partnership Agreement are true, correct and complete in all material respects, (iv) all representations of fact contained in the Certificate are true, correct and complete in all material respects and (v) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company and the Operating Partnership or for the purpose of rendering our opinions set forth herein. While we have reviewed all representations made to us to determine their reasonableness and are not aware of any facts inconsistent with such representations, we have no assurance that such representations are or will ultimately prove to be accurate. To the extent that the facts differ from those represented to or assumed by us herein, our opinions set forth herein should not be relied upon.

We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of our opinions set forth herein. In particular, the Company’s qualification and taxation as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Internal Revenue Code of 1986, as amended (the “Code”) and described in the Registration Statement with regard to, among other things, the sources and types of its gross income, the composition of its assets, the level of its distributions to stockholders and the diversity of its stock ownership. We undertake no responsibility to, and will not, review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any particular taxable year will satisfy the requirements under the Code for qualification and taxation of the Company as a REIT. We undertake no obligation to update the opinions set forth herein or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code and the regulations promulgated thereunder by the United States Treasury Department (the “Treasury Regulations”), published administrative announcements and rulings of the Internal Revenue Service (“IRS”) and court decisions.

Our opinions set forth herein are based upon the current provisions of the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, court decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinions set forth herein. Our opinions set forth herein are rendered only as of the date hereof and we undertake no responsibility to update these opinions after this date. Our opinions set forth herein do not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or the United States Treasury Department in regulations or rulings issued in the future.

Based on the foregoing and the next paragraph below, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that (a) commencing with its taxable year ended December 31, 2004 through its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2014 and thereafter, (b) commencing with its taxable year ended December 31, 2004, the Operating Partnership properly has been treated as a partnership for U.S. federal income tax purposes and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, and (c) the discussions in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” and in the Prospectus Supplement under the heading “Supplemental U.S. Federal Income Tax Considerations,” to the extent said discussions pertain to matters of law or legal conclusions, are accurate in all material respects.

Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Operating Partnership, or any of their direct or indirect subsidiaries or any of their respective investments.

This opinion letter is solely for the benefit of the above-named addressees and may not be relied upon by, nor may copies be delivered to, any other person in any manner whatsoever without our prior written permission.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP